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                                                                     EXHIBIT 5


                          Martineau Walker Letterhead

                                                             November 16, 1998


Teleglobe Inc.
1000, rue de La Gauchetiere ouest
24th Floor
Montreal, Quebec H3B 4X5
Canada

Dear Sirs:

         We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Teleglobe Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to Common Shares of the Company (the "Shares"), which may be issued upon the exercise of options granted or to be granted pursuant to the (i) Excel Communications, Inc. Employee Ownership Plan, (ii) Excelcom, Inc. 1995 Stock Option Plan, (iii) Excelcom, Inc. 1997 Director Stock Option Plan, (iv) Excelcom, Inc. Director Stock Option Plan with Ronald
A. McDougall, (v) Telco Communications Group, Inc. Amended and Restated 1994 Stock Option Plan, (vi) Excel Communications, Inc. 1997 Stock Option Plan and
(vii) Excel Communications, Inc. 1997 Director Stock Option Plan (collectively, the "Plans").

         We examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares upon the exercise of options granted or to be granted pursuant to the Plan, and that the Shares being registered pursuant to the Registration Statement, when issued upon the exercise of and payment for options granted or to be granted under the Plan, in accordance with the terms of the options and the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

         We are advocates qualified to practice law only in the Province of Quebec and are not admitted to practice in any other jurisdiction, nor are we or do we purport to be experts on the laws of any other jurisdiction. The opinions expressed herein are rendered solely with respect to the laws of the Province of Quebec and the federal laws of Canada applicable therein.



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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.



                                                   /s/ Martineau Walker